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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 28, 1995
                      ------------------------------------



                           LOYOLA CAPITAL CORPORATION
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Maryland                    0-15169                  52-1479656
      ------------                -----------             ----------------
(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                          Identification No.)



                            1300 North Charles Street
                              Baltimore, Maryland     21201-5705
            ---------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)



                                 (410) 787-3100
                           --------------------------
                         (Registrant's telephone number)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Loyola Capital Corporation ("Loyola") and Crestar Financial Corporation ("Crestar") announced on April 28, 1995 the signing of a binding letter agreement under which each of the approximately 8.1 million outstanding shares of Loyola Common Stock would be exchanged for .69 shares of Crestar Common Stock, subject to adjustment based on the price of Crestar Common Stock at the time the merger is completed.

     Crestar's acquisition of Loyola is subject to the execution of a definitive agreement between the two institutions as well as approval by regulators and Loyola stockholders. The acquisition is expected to be completed by year-end 1995 or shortly thereafter.

     Loyola has granted Crestar an option to purchase approximately 1.6 million shares of Loyola Common Stock for $25 per share, exercisable in certain events.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          2.1.   Letter Agreement dated April 27, 1995.

          2.2.   Stock Option Agreement dated April 27, 1995.

          99.1.  Press Release dated April 28, 1995.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 28, 1995               LOYOLA CAPITAL CORPORATION


                                   By:  /s/ James V. McAveney
                                      --------------------------------
                                      James V. McAveney
                                      Executive Vice President,
                                      Chief Financial Officer and Treasurer
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                                  EXHIBIT INDEX

                                                                          PAGE
     2.1    Letter Agreement dated April 27, 1995.                          1
     2.2    Stock Option Agreement dated April 27, 1995.                    7
     99.1   Press Release dated April 28, 1995.                            14